Exhibit 4.5

                      AMENDMENT 1995-1

    BECKMAN INSTRUMENTS, INC. SAVINGS AND INVESTMENT PLAN


     WHEREAS Beckman Instruments, Inc. (the "Company") maintains the Beckman Instruments, Inc. Savings and
Investment Plan (the "Plan"); and

     WHEREAS the Company has the right to amend the Plan, and the Company desires to amend the Plan to reflect recent board resolutions adopted by the Board of Directors;

     NOW, THEREFORE, the Plan is hereby amended, effective
January 1, 1995, as follows:

     1.   The definition of "Plan Compensation" contained in
Section 1.2 is amended by adding the following paragraph the end thereof:

          "Notwithstanding the foregoing, Plan
     Compensation includes variable compensation which is paid according to a formal program or programs officially adopted by the Company on or after January 1, 1995."

     2. The following is added to the end of the definition of "Valuation Date" contained in Section 1.2:

     "Effective as of such date at determined by the Committee, Valuation Date shall mean each business day of the Plan's recordkeeper."

     3. The last sentence of Section 2.2 is amended to read as follows:


     "Each Eligible Employee who enrolls must complete and submit a beneficiary designation form."

     4.   Section 2.3 is amended to read as follows:

          "2.3 Reemployment.

               (a)  A Participant or an Employee who
          has met the eligibility requirements
          described herein who incurs a Break in
          Employment and is later reemployed as an Eligible Employee shall resume or commence participation immediately upon his reemployment, if such individual then enrolls. Such individual shall submit a beneficiary designation form.

               (b)  An individual described in
          subsection (a) above, shall commence to have contributions made on his behalf on the first day of the month following his enrollment."

     5. Section 3.1(e)(i) is amended by adding the following to the end of the section:

     "The limit applicable to Puerto Rico Participants shall be the limit established by Puerto Rico law."

     6. Section 3.1 is amended by adding the following to the end of the section:

          "Notwithstanding the foregoing, effective as of such date as determined by the Committee and announced to Puerto Rico Participants, a Puerto
     Rico Participant may elect to make Before-Tax
     Savings Contributions, in a manner prescribed by the Committee, subject to the limitations of Puerto Rico law."

     7.   The following is hereby added to the end of
Section 3.1(c):

     "In the case of Puerto Rico Participants, the Committee may impose restrictions on the amount of Before-Tax Savings Contributions which may be made, provide for refunds of Before-Tax Savings
     Contributions, and impose such rules, limitations and restrictions as the Committee deems necessary or appropriate to satisfy applicable law. Such restrictions, limitations, rules and refunds may apply to all or any group of Puerto Rico
     Participants, or any individual Puerto Rico
     Participant, as determined by the Committee."

     8. Section 3.2(a) is amended by adding the following after the first sentence thereof:

     "Effective as of the date determined by the Committee and announced to Puerto Rico
     Participants, the maximum percentage of After Tax
     Savings Contributions for Puerto Rico Participants is increased to 15%."

     9.   Section 3.3(a)(ii) is amended by replacing
"Interest Income Fund" with "Investment Funds other than the
Beckman Stock Fund".

     10. Section 3.3(a) is amended by deleting the proviso concerning matching contributions for Puerto Rico
Participants.

     11. Section 3.7 is amended by adding a new sentence to the end of the first paragraph of Section 3.7(b) and by redesigning subsections (c), (c), and (d) as (c), (d), and
(e), respectively with the new sentence being added to the end of the first paragraph of Section 3.7(b) to read as follows:

          "In addition, effective as of such date as determined by the Committee and announced to Participants, an International Equity Fund shall be established and maintained under this Plan subject to this Section 3.7 and Section 7.3(b).
     Further, the Investment Funds shall be designated for reference purposes as the Interest Income
     Fund, Balanced Fund, Equity Fund, International
     Equity Fund, Beckman Stock Fund, and Index Fund."

     12. Section 3.7(b) is amended by adding a new subsection 3.7(b)(vi) to read as follows:

          "(v) International Equity Fund - A pool of assets invested primarily in stocks and other equity-based forms of investment in companies operating primarily as principally outside the United States, as determined by an Investment
     Manager."

     13.  Section 3.7(c)(i) is amended to read as follows:

          "(i) Each Participant shall allocate the Before-Tax Savings Contributions and After-Tax
     Savings Contributions made on his behalf to the Balanced Fund, the Interest Income Fund, the Index
     Fund, the International Equity Fund, the Beckman
     Stock Fund, and the Equity Fund; provided, however, that prior to the date announced by the Committee, the After-Tax Savings Contributions made by Puerto Rico Participants shall be invested only in the Interested Income Fund and the Beckman
     Stock Fund. The Participant's allocation shall be in 1% increments. The Participant may change the allocation of such contributions once a month effective as of the first day of the month according to the procedures established by the Committee and subject to any restrictions imposed by the Committee. Effective on the date announced by the Committee, the Participant may transfer the balances in the applicable funds attributable to Before-Tax Savings Contributions, After-Tax
     Savings Contributions and rollover Contributions on any business day of the recordkeeper for the Plan according to the procedures established by the Committee and subject to any restrictions imposed by the Committee. Such transfers shall be designated in 1% increments of the total balance of the Participant's Accounts attributable to Before-Tax Savings Contributions, After-Tax
     Savings Contributions and Rollover contributions.
     If a Covered Employee makes a Rollover
     Contribution at the time he is not yet a Participant, he shall allocate the Rollover
     Contribution among the available Investment Funds.
     If a Participant makes a Rollover Contribution, the Rollover Contribution shall be allocated according to the Participant's existing election."

     14.  Section 3.7(c)(ii) is amended to read as follows:

          "(ii)  Participants may allocate Company
     Matching Contributions among the Investment Funds in one percent increments. Notwithstanding the proceeding sentence, Participants who occupy a position with the Company of Vice President or higher may only allocate Company Matching
     Contributions to the Beckman Stock Fund.
     Participants may transfer existing Account balances attributable to Company Matching
     Contributions among the Investment Funds in one percent increments. A Participant cannot transfer
     Account balances attributable to Company Matching
     Contributions from the Beckman Stock Fund to any other Investment Fund, except that transfers to another Investment Fund (in one percent increments) are permitted after a Participant is 55 years of age (or, with respect to a Participant who occupies a position with the Company of Vice
     President or higher, after such Participant is 60 years of age). Changes in allocations are subject to the once-a-month limitation described above for Before-Tax Savings Contributions, After-Tax
     Savings Contributions and rollover Contributions.
     Effective on the date announced by the Committee, the Participant may transfer the balances in the applicable funds attributable to Company Matching
     Contributions on any business day of the recordkeeper for the Plan according to the procedures established by the Committee and subject to any restrictions imposed by the Committee. Up to 100 percent of the Trust assets may be invested in common stock of the Company;
     the actual amount shall be determined according to the Participants' elections and the other provisions of this Plan."

     15. Section 3.8 is amended by deleting subsections (b) and (c).

     16.  Section 5.2(a)(1) is amended to read as follows:

          "A Participant shall become 100 vested if, while an Employee, he attains his Normal
     Retirement Age, incurs a Disability, has an employment termination which is classified by the Company as a layoff, or dies; or"

     17. The first sentence of Section 5.2(b) is amended to read as follows:

          "When a Participant ceases to participate, and receives distribution of the Accounts referred to in Section 5.1, such portion of his Company
     Matching Account as of the day of the cessation as is not vested shall be forfeited and used to reduce Company Contributions."

     18. Section 6.3 is amended by adding the following paragraph to the end thereof:

          "Effective as of the date established by the Committee, Type III Withdrawals are no longer permitted under the Plan."

     19.  Section 6.4(f) is deleted.

     20. The last sentence of Section 6.5 is hereby deleted.

     21.  Section 6.7(b) is amended to read as follows:

          "(b) The withdrawal will be taken on a pro-rata basis from all Investment Funds."

     22.  Section 6.7(c) is amended to read as follows:

          "The value of all withdrawals shall be
     determined as of the Valuation Date on which the withdrawal is processed according to procedures adopted by the Committee, except as specified in
     Section 3.8.  The check representing the amount of
     the withdrawal shall be delivered as soon as administratively feasible following the processing of the withdrawal."

     23. Article IX is amended by adding a new Section 9.12 to read as follows:

     "9.12 - Loans to Participants.

          (a)  Effective as of the date established by
     the Committee and announced to Participants, each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee according to the procedures established by the Committee. Approval shall be granted to denied as specified in subsection (b), one the terms specified in subsection (c). For purposes of this
     Section 9.12, but only to the extent required by Department of Labor Regulations Section 2550.408b-
     1, the term "Participant" shall include any Employee, former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, who is a party in interest and has an interest in the Plan that is not contingent.
     Accordingly, no loan shall be granted to a former employee who is not a party in interest; provided, however, that solely to the extent required to satisfy Code Section 401(a)(4), if a loan is granted to a former employee who is a party in interest, then loans shall be made available to other former employees.

          (b) The Committee shall grant any loan which meets each of the requirements of paragraphs (1),
     (2) and (3) below:

               (1)  The amount of the loan, when added
          to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any Related
          Company shall not exceed the lesser of:

                    (A)  $50,000, reduced by the
               excess, if any, of a Participant's
               highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or

                    (B)  50% of the value of the vested
               balance of the Participant's Accounts
               established as of the last business day
               preceding the date upon which the loan
               is made;

               (2)  The loan shall be for at least
               $1,000; and

               (c)  Each loan granted shall, by its
          terms, satisfy each of the following
          additional requirements:
               (1)  Each loan must be repaid within
          five years (except that if the loan proceeds are being used to purchase the principal residence of a Participant, the Committee may, in its discretion, establish a term of up to 15 years for repayment);
               (2)  Each loan must require
          substantially level amortization over the term of the loan, with payments not less frequently than quarterly; and
               (3)  Each loan must be adequately
          secured, with the security to consist of the balance of the Participant's Accounts.
                    (A)  In the case of any Participant
               who is an Employee, automatic payroll
               deductions shall be required as
               additional security.
                    (B)  In the case of any other
               Participant, the outstanding loan
               balance may at no time exceed 50% of the outstanding vested balance of the
               Participant's Accounts.  If such limit
               is at any time exceeded, or if the
               Participant fails to make timely
               repayment, the loan will be treated as
               in default and become immediately
               payable in full.
                    (C)  If a Participant's loan is
               secured by the Participant's Accounts,
               the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to Section 3.6. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.
               (4)  Each loan shall bear reasonable
          rate of interest, which rate shall be
          established by the Committee from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

               (d)  All loan payments shall be
     transmitted by the Company to the Trustee as soon as practicable but not later than 45 days after the date which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

               (e)  Each loan shall be evidenced by a
     promissory note incorporated into a document executed by the Participant and payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of subsection (c)(1) above, (2) the Participant's death, or (3) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.

               (f)  The Committee shall have the power
     to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The
     Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met."

     24.  Article IX is further amended by adding a new
Section 9.13 to read as follows:

     "9.13 - Rule 16b-3 Provisions.
               (a)  The provisions of this Section 9.13
     are intended to ensure that the Plan complies with 17 C.F.R. 240.16b-3 ("Rule 16b-3"), promulgated under Section 16 of the Securities and Exchange
     Act of 1934, as amended ("Section 16").  This
     Section shall be effective on such date at which the transition period for purposes of new Rule 16b-
     3, as to this Plan, expires. This Section shall only apply to Participants who are subject to the prohibitions of Section 16.

               (b)  The Committee may take such action
     or implement such rules and procedures as are necessary or desirable in order that the Plan comply with Rule 16b-3 and for the purpose of reducing the possibility of liability to Participants pursuant to Section 16. Neither the
     Company, the Committee nor the Plan shall have any liability to any Participant in the event any Participant has any liability under Section 16 due to any transaction under the Plan."

          IN WITNESS WHEREOF, this Amendment 1995-1 is hereby adopted this 20th day of December, 1995.

                              BECKMAN INSTRUMENTS, INC.



                              By:  DENNIS K. WILSON
                              Its:  Vice President, Finance